Exhibit 5.1

December 8, 2020

Midwest Holding Inc.

2900 South 70th Street, Suite 400

Lincoln, Nebraska 68506

Re:         Registration Statement on Form S-1; File No. 333-249828

Ladies and Gentlemen:

This Opinion Letter is furnished to you in connection with your Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) filed on November 3, 2020 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by Midwest Holding Inc. (the “Company”) of up to 1,150,000 shares of Voting Common Stock, $0.001 par value per share, of the Company (the “Shares”).

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinion set forth below. In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. We have further assumed that the consideration for the Shares will be determined by the Company’s Board of Directors. As to questions of fact material to our opinion, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing, we are of the opinion that, when issued, delivered and paid for as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is limited to the Delaware General Corporation Law.

We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving our consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones & Keller, P.C.

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